[ECHO LETTERHEAD]                                                   EXHIBIT 99.1



FOR IMMEDIATE RELEASE



                   ELECTRONIC CLEARING HOUSE (ECHO) ANNOUNCES
                     IMPROVED FOURTH QUARTER FY 2003 RESULTS


CAMARILLO,  CALIF., DECEMBER 16, 2003 - Electronic Clearing House, Inc. (NASDAQ:
ECHO), a leading provider of electronic payment and transaction processing services, today reported financial and operating results for the three months and fiscal year ended September 30, 2003.

         FOURTH QUARTER HIGHLIGHTS:
         o        Revenue increases 28.3% to $11 million versus Q4 FY 2002
         o Gross margin from processing and transaction revenue improved from 28% to 38%
         o Operating income of $0.9 million up from a loss of $0.3 million
         o        Diluted earnings per share rise to $0.08 from a loss of $0.03

Revenue for the fourth quarter of fiscal 2003 was a record $10,990,000, an increase of 28.3%, as compared to $8,569,000 in the prior year quarter.

Operating income rose to $869,000 in the fourth quarter, as compared to an operating loss of $321,000 in the same period last year. The year-over-year improvement can be primarily attributed to the 28.3% revenue growth and the improvement in gross margin from processing and transaction revenue, from 28% to 38%.

The Company reported net income of $518,000, or $0.08 per share on a fully diluted basis, in the fourth quarter of fiscal 2003, as compared to a net loss of $207,000, or $0.03 per share in the fourth quarter of fiscal 2002.

For the fiscal year ended September 30, 2003, the Company earned $0.23 per share on revenue of $40,636,000 before the cumulative effect of an accounting change to record the impairment of goodwill. This compares to a loss of $0.41 per share on revenue of $33,291,000 for the fiscal year ended September 30, 2002. Including the cumulative effect of the accounting change, the Company lost $0.58 per share in fiscal 2003.

"We are very pleased to report double digit growth in revenue and significantly improved margins in the fourth quarter," said Joel M. Barry, Chairman and CEO of Electronic Clearing House, Inc. "We are successfully executing our business plan and experiencing strong growth for both our bankcard and check services products. Our expanding gross margins reflect the positive returns to scale we are realizing in our check services business, driven by the market reception to the Visa POS Check service. In fiscal 2003, our check services business segment made a positive contribution to the overall profitability of the Company. The momentum in this business is continuing as we add to our customer base of banks and retailers which use ECHO's processing infrastructure."

"During the fiscal fourth quarter, ECHO launched another value-added payment processing solution. The service, Recurring Payment Manager (RPMsm), is an innovative web-based payment management program that is an easy-to-use flexible means of processing recurring payments from customers with weekly, bi-weekly or monthly payment arrangements. We believe this service has strong growth potential as businesses are rapidly adopting recurring payments as a means to cut processing costs, improve collection ratios and boost cash flow."

Bankcard processing and transaction revenue increased 20.9% to $8,517,000 for this fiscal quarter, from $7,045,000 in the fourth fiscal quarter 2002. This increase was primarily due to our merchants' strong organic growth in bankcard processing volume and the continued success in the Company's marketing strategy.

Check-related revenues increased 62.3% to $2,473,000 for the three months ended September 30, 2003, from $1,524,000 from the prior year quarter. This increase was primarily due to strong growth in the ACH and check conversion services and the revenue generated from the Visa POS program. A national retail merchant fully implemented the Visa program in June 2003.

Gross margins from processing and transaction services jumped to 38% in the quarter from 28% in the year-ago quarter. The improvement in margins was primarily due to a larger proportion of higher-margin check-related revenue, which comprises 22.5% of total revenue for this fiscal quarter as compared to 17.8% for the prior year quarter; a rate adjustment implemented in August 2003; and substantially lower chargeback losses.

The Company generated $1,316,000 of cash from operating activities in the three months ended September 30, 2003, as compared to $369,000 of cash generated in the same period last year. Mr. Barry commented, "ECHO's balance sheet continues to be strong, with $5,641,000 in cash and cash equivalents, $3,201,000 in working capital and $10,369,000 in stockholders' equity as of September 30, 2003. The subsequent completion of a $3 million equity funding, combined with a new $3 million line of credit facility, gives us the flexibility to continue to fund our growth initiatives in the check services business."

"Looking to the first quarter of fiscal 2004, we are gaining momentum in our check services program as well as our bankcard and transaction processing services, and we are optimistic that we will continue our strong double digit revenue growth and improving gross margins," Mr. Barry concluded.


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


CONFERENCE CALL

The Company will host a conference call at 1:30 p.m. PST (4:30 p.m. EST) today to discuss 2003 fourth-quarter and year-end results. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 399-7496. International callers should dial (706) 634-6508. There is no pass code required for this call. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of ECHO's website at www.echo-inc.com.

ABOUT ELECTRONIC CLEARING HOUSE, INC. (ECHO)

Electronic Clearing House, Inc. provides a complete solution to the payment processing needs of merchants, banks and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment, check collection, and inventory tracking.

For more information about ECHO, please visit www.echo-inc.com.


SAFE HARBOR  STATEMENT  UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF
1995: ANY STATEMENTS SET FORTH ABOVE THAT ARE NOT HISTORICAL FACTS RE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, SUCH FACTORS AS FLUCTUATIONS IN DEMAND FOR THE COMPANY'S PRODUCTS AND SERVICES, THE INTRODUCTION OF NEW PRODUCTS AND SERVICES, THE COMPANY'S ABILITY TO MAINTAIN CUSTOMER AND STRATEGIC BUSINESS RELATIONSHIPS, TECHNOLOGICAL ADVANCEMENTS, IMPACT OF COMPETITIVE PRODUCTS AND SERVICES AND PRICING, GROWTH IN TARGETED MARKETS, THE ADEQUACY OF THE COMPANY'S LIQUIDITY AND FINANCIAL STRENGTH TO SUPPORT ITS GROWTH, AND OTHER INFORMATION DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.






                           - FINANCIAL TABLES FOLLOW -


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



                         ELECTRONIC CLEARING HOUSE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                          THREE MONTHS                    TWELVE MONTHS
                                       ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                      2003            2002            2003            2002
                                  ------------    ------------    ------------    ------------
Revenues:
   Processing revenue .........   $  5,592,000    $  4,315,000    $ 21,151,000    $ 16,363,000
   Transaction revenue ........      5,325,000       4,113,000      19,162,000      16,526,000
   Other revenue ..............         73,000         141,000         323,000         402,000
                                  ------------    ------------    ------------    ------------
                                    10,990,000       8,569,000      40,636,000      33,291,000
                                  ------------    ------------    ------------    ------------

Costs and expenses:
   Processing and transaction
      expense .................      6,764,000       6,072,000      26,360,000      22,747,000
   Other operating costs ......      1,029,000         774,000       3,358,000       3,012,000
   Research and development
      expense .................        363,000         455,000       1,405,000       1,719,000
   Selling, general and
      administrative expenses .      1,965,000       1,485,000       7,088,000       6,493,000
   Amortization expense -
      goodwill ................            -0-         104,000             -0-         489,000
   Legal settlement ...........            -0-             -0-             -0-       2,500,000
                                  ------------    ------------    ------------    ------------

                                    10,121,000       8,890,000      38,211,000      36,960,000
                                  ------------    ------------    ------------    ------------

Income (loss) from operations .        869,000        (321,000)      2,425,000      (3,669,000)
Interest income ...............          7,000           9,000          28,000          55,000
Interest expense ..............        (50,000)        (45,000)       (200,000)       (129,000)
                                  ------------    ------------    ------------    ------------

Income (loss) before provision
   for income taxes ...........        826,000        (357,000)      2,253,000      (3,743,000)

(Provision) benefit for income
   taxes ......................       (308,000)        150,000        (925,000)      1,367,000
                                  ------------    ------------    ------------    ------------
Income (loss) before cumulative
   effect of an accounting
   change .....................        518,000        (207,000)      1,328,000      (2,376,000)
Cumulative effect of an
   accounting change to adopt
   SFAS 142 ...................            -0-             -0-      (4,707,000)            -0-
                                  ------------    ------------    ------------    ------------

Net income (loss) .............   $    518,000    $   (207,000)   $ (3,379,000)   $ (2,376,000)
                                  ============    ============    ============    ============

Basic net earnings (loss) per
   share
   Before cumulative effect of
      accounting change .......   $       0.09    $      (0.03)   $       0.23    $      (0.41)
   Cumulative effect of
      accounting change .......            -0-             -0-           (0.81)            -0-
                                  ------------    ------------    ------------    ------------
Basic net earnings (loss) per
   share ......................   $       0.09    $      (0.03)   $      (0.58)   $      (0.41)
                                  ============    ============    ============    ============

Diluted net earnings (loss)
   per share
   Before cumulative effect of
      accounting change .......   $       0.08    $      (0.03)   $       0.23    $      (0.41)
   Cumulative effect of
      accounting change .......            -0-             -0-           (0.81)            -0-
                                  ------------    ------------    ------------    ------------
   Diluted net earnings (loss)
      per share ...............   $       0.08    $      (0.03)   $      (0.58)   $      (0.41)
                                  ============    ============    ============    ============

Weighted average shares
   outstanding
     Basic ....................      5,839,775       5,796,109       5,812,005       5,788,071
                                  ============    ============    ============    ============
     Diluted ..................      6,261,209       5,796,109       5,812,005       5,788,071
                                  ============    ============    ============    ============


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



                                ELECTRONIC CLEARING HOUSE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                 Year ended September 30,
                                        -----------------------------------------
                                           2003           2002           2001
                                        -----------    -----------    -----------
Cash flows from operating activities:
  Net (loss) income .................   $(3,379,000)   $(2,376,000)   $   434,000
  Adjustments to reconcile net (loss)
    income to net cash provided by
    operating activities:
  Depreciation ......................       512,000        480,000        384,000
  Amortization of software ..........     1,081,000        697,000        537,000
  Amortization of goodwill ..........           -0-        489,000        414,000
  Provisions for losses on accounts
    and notes receivable ............        67,000        302,000        326,000
  Provision for obsolete inventory ..       110,000        300,000            -0-
  Write-down of real estate .........        55,000        100,000            -0-
  Fair value of stock issued in
    connection with director's
    compensation ....................        21,000         45,000         45,000
  Deferred income taxes .............       942,000     (1,375,000)       436,000
  Stock option compensation .........        28,000            -0-            -0-
  Legal settlement ..................           -0-      1,300,000            -0-
  Loss (gain) on sale of asset ......        16,000            -0-       (350,000)
  Cumulative effect of an accounting
    change ..........................     4,707,000            -0-            -0-
Changes in assets and liabilities,
  net of effects of acquisitions:
  Restricted cash ...................       (71,000)       504,000       (393,000)
  Accounts receivable ...............      (389,000)      (226,000)      (307,000)
  Settlement receivable .............      (569,000)       (42,000)           -0-
  Accounts payable ..................       578,000         66,000         15,000
  Settlement payable ................     2,700,000        111,000        448,000
  Accrued expenses ..................       349,000       (376,000)       349,000
  Prepaid expenses ..................       (76,000)        63,000         11,000
                                        -----------    -----------    -----------
  Net cash provided by operating
    activities ......................     6,682,000         62,000      2,349,000
                                        -----------    -----------    -----------
Cash flows from investing activities:
  Other assets ......................       (51,000)       (81,000)      (458,000)
  Purchase of equipment .............      (664,000)      (253,000)      (280,000)
  Purchase and capitalized software .    (2,627,000)    (1,501,000)    (1,124,000)
  Proceeds from sale of asset .......        71,000            -0-        350,000
  Cash used in acquisition ..........           -0-            -0-       (169,000)
                                        -----------    -----------    -----------

  Net cash used in investing
    activities ......................    (3,271,000)    (1,835,000)    (1,681,000)
                                        -----------    -----------    -----------

Cash flows from financing activities:
  Proceeds from issuance of notes
    payable .........................       292,000            -0-            -0-
  Repayment of notes payable ........      (177,000)      (151,000)      (130,000)
  Repayment of capitalized leases ...      (452,000)      (215,000)       (47,000)
  Proceeds from sales and leaseback
    of equipment ....................           -0-        390,000            -0-
  Proceeds from exercise of stock
    options .........................       158,000         11,000         47,000
  Repurchase of common stock ........           -0-            -0-       (332,000)
                                        -----------    -----------    -----------

  Net cash (used in) provided by
    financing activities ............      (179,000)        35,000       (462,000)
                                        -----------    -----------    -----------

Net increase (decrease) in cash .....     3,232,000     (1,738,000)       206,000
Cash and cash equivalents at
  beginning of period ...............     2,409,000      4,147,000      3,941,000
                                        -----------    -----------    -----------

Cash and cash equivalents at end of
  period ............................   $ 5,641,000    $ 2,409,000    $ 4,147,000
                                        ===========    ===========    ===========


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


                         ELECTRONIC CLEARING HOUSE, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                          September 30,
                                                     2003              2002
                                                 ------------      ------------

                    ASSETS
                    ------
Current assets:
   Cash and cash equivalents ...............     $  5,641,000      $  2,409,000
   Restricted cash .........................          977,000           906,000
   Settlement receivable ...................          717,000           148,000
   Accounts receivable less allowance of
      $91,000 and $431,000                          1,918,000         1,596,000
   Prepaid expenses and other assets .......          307,000           403,000
   Deferred tax asset ......................           86,000           266,000
                                                 ------------      ------------

       Total current assets ................        9,646,000         5,728,000

Noncurrent assets:
   Property and equipment, net .............        2,928,000         2,248,000
   Software, net ...........................        4,445,000         2,853,000
   Deferred tax asset ......................        1,256,000         2,018,000
   Other assets less accumulated
      amortization of $305,000
      and $259,000 .........................          500,000           637,000
   Goodwill, net ...........................              -0-         4,707,000
                                                 ------------      ------------

       Total assets ........................     $ 18,775,000      $ 18,191,000
                                                 ============      ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------

Current liabilities:
   Short-term borrowings and
     current portion of long-
     term debt .............................     $    901,000      $    515,000
   Accounts payable ........................          779,000           201,000
   Settlement payable ......................        3,429,000           729,000
   Accrued expenses ........................        1,336,000           987,000
   Deferred income .........................              -0-            62,000
                                                 ------------      ------------

       Total current liabilities ...........        6,445,000         2,494,000

Long-term debt .............................        1,961,000         2,159,000
                                                 ------------      ------------

       Total liabilities ...................        8,406,000         4,653,000
                                                 ------------      ------------

Commitments and contingencies

Stockholders' equity:
   Common stock, $.01 par value,
      36,000,000 shares authorized;
      5,920,174 and 5,835,331 shares
      issued; 5,881,906 and 5,796,062
      shares outstanding ...................           59,000            58,000
Additional paid-in capital .................       21,641,000        21,435,000
Accumulated deficit ........................      (10,865,000)       (7,486,000)
Less treasury stock at cost,
   38,269 and 39,269 common shares .........         (466,000)         (469,000)
                                                 ------------      ------------

       Total stockholders' equity ..........       10,369,000        13,538,000
                                                 ------------      ------------
       Total liabilities and
          stockholders' equity .............     $ 18,775,000      $ 18,191,000
                                                 ============      ============


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


Media Contact:
Donna Rehman, Corporate Secretary           Crocker Coulson, Partner
805-419-8533                                Coffin Communications Group
Electronic Clearing House, Inc.,            818-789-0100
Agoura Hills, Calif.                        E-MAIL: crocker.coulson@coffincg.com
URL:http://www.echo-inc.com                         ----------------------------
---------------------------
E-MAIL: corp@ECHO-inc.com
        -----------------

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